UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2006

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2006, Fieldstone Investment Corporation ("FIC") and Fieldstone Mortgage Company, a wholly owned subsidiary of FIC ("FMC", and collectively with FIC, the "Sellers") entered into an Amended and Restated Master Repurchase Agreement (the "Amended Repurchase Agreement") to that certain Master Repurchase Agreement, dated November 8, 2005 (the "Master Repurchase Agreement"), among the Sellers, the several group agents, conduit buyers and committed buyers a party thereto and Credit Suisse, New York Branch ("Credit Suisse"), as Administrative Agent. Simultaneously with entering into the Amended Repurchase Agreement, the Sellers and Credit Suisse, as the Administrative Agent, entered into an Amended and Restated Pricing Side Letter (the "Amended Pricing Side Letter") dated as of November 14, 2006, to the Pricing Side Letter (the "Pricing Side Letter") dated November 8, 2005.

The Amended Repurchase Agreement sets forth the terms for a repurchase facility (the "Facility") under which the Sellers may sell and the buyers must purchase, up to their respective committed amount, mortgage loans which meet the eligibility criteria set forth there under (the "Mortgage Loans"), and the terms pursuant to which the Sellers must repurchase such Mortgage Loans from the buyers. The maximum committed amount under the Facility is $800 million, which is an increase of $200 million over the Master Repurchase Agreement. The $800 million Facility consists of two $400 million commitments with a group led by Credit Suisse and a group led by JPMorgan Chase Bank, N.A. The previous facility had only one committed group let by Credit Suisse.

Terms for the purchase of the Mortgage Loans consist of an advance rate at a specified percentage of the market value of the Mortgage Loans, and an interest rate of one month LIBOR plus an applicable rate with a monthly administrative fee and non utilization fee. The Facility is scheduled to remain open until July 25, 2007 and is subject to other customary terms and conditions relating to interest rates, facility fees, limits on recourse obligations, and other covenants, including maintenance of certain financial covenants, including, among other things: (a) the Sellers’ (x) combined ratio of consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth (each, as defined under the Amended Repurchase Agreement) must not exceed 16:1 and (y) combined ratio of consolidated Indebtedness (net of non-recourse Indebtedness) to Consolidated Adjusted Tangible Net Worth must not exceed 10:1, (b) the Sellers must maintain cash, cash equivalents and unencumbered Mortgage Loans held for sale or securitization of at least $15 million, (c) FIC shall not permit for any two consecutive fiscal quarters its net income, without regard to certain items including the unrealized gains or losses on its interest rate protection agreements, to be less than $1.00 and (d) the Sellers must maintain a Consolidated Adjusted Tangible Net Worth of at least $400 million.

The Repurchase Agreement also includes customary events of default including, among other things, (a) the Sellers’ failure to make any payment due and owing under the Amended Repurchase Agreement; (b) the Sellers’ failure to cure any margin deficit arising as a result of a decrease in the value of the Mortgage Loans; (c) any Seller fails to pay when due any amounts under any agreement to which it is a party and under which it has indebtedness greater than $20 million or any indebtedness owning by a Seller greater than $20 million is declared due prior to the date of maturity; (d) an act of insolvency occurs with respect to either Seller; (e) certain of the Sellers’ material representations and warranties set forth in the Amended Repurchase Agreement are found to be incorrect or untrue; (f) the Sellers’ failure to comply with the financial covenants set forth thereunder; or (g) the failure of FIC to at any time to continue to be qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code.

In the event of an event of default by the Sellers, the Administrative Agent has the right to accelerate the repurchase date under the Facility, to cause all income generated by the Mortgage Loans to be applied to the unpaid repurchase price of the Mortgage Loans, and to direct the applicable servicers of the Mortgage Loans to remit payment directly to Administrative Agent. In addition, the Sellers shall be liable to certain parties for (i) all reasonable legal fees incurred by the parties in connection with the event of default, (ii) all costs of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of the event of default and (iii) any other damages, losses, costs or expenses directly arising or resulting from the occurrence of the event of default.

The foregoing description of the Amended Repurchase Agreement and the Amended Pricing Side Letter is qualified in its entirety by the Amended Repurchase Agreement and the Amended Pricing Side Letter, copies of which are attached as Exhibits 10.1(a) and 10.1(b) to this Current Report on Form 8-K and incorporated herein by reference.

JPMorgan Chase Bank, N.A. is also a party to that certain Master Repurchase Agreement dated July 14, 2006 with the Sellers. Credit Suisse First Boston Mortgage Capital LLC, an affiliate of Credit Suisse, is a party to that certain Second Amended and Restated Master Repurchase Agreement dated as of March 31, 2005, as amended, with the Sellers.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure required hereunder is provided under Item 1.01 above and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1(a) Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, to the Master Repurchase Agreement, dated November 8, 2005, among Fieldstone Investment Corporation, Fieldstone Mortgage Company, the several Group Agents, Conduit Buyers and Committed Buyers party hereto from time to time and Credit Suisse, New York Branch.

10.1(b) Amended and Restated Pricing Side Letter, dated as of November 14, 2006, to the Pricing Side Letter, dated November 8, 2005, among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Credit Suisse, New York Branch.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

November 20, 2006	By:	/s/ Nayan V. Kisnadwala

Name: Nayan V. Kisnadwala
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1(a)	Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, to the Master Repurchase Agreement, dated November 8, 2005, among Fieldstone Investment Corporation, Fieldstone Mortgage Company, the several Group Agents, Conduit Buyers and Committed Buyers party hereto from time to time and Credit Suisse, New York Branch.
10.1(b)	Amended and Restated Pricing Side Letter, dated as of November 14, 2006, to the Pricing Side Letter, dated November 8, 2005, among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Credit Suisse, New York Branch.